Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Tecogen Inc. of our report dated March 18, 2025, relating to the consolidated financial statements of Tecogen Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C. Boston, Massachusetts
March 28, 2025